As filed with the Securities and Exchange Commission on December 5, 2025

Registration No. 333-237650

Registration No. 333-134889

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-237650)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-134889)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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TAITRON COMPONENTS INCORPORATED

(Exact name of registrant as specified in its charter)

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California (State or other jurisdiction of incorporation or organization)	95-424940 (I.R.S. Employer Identification No.)
28040 West Harrison Parkway Valencia, CA 91255-4162 (Address of Principal Executive Offices)	91355 (Zip Code)

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TAITRON COMPONENTS INCORPORATED 2018 OMNIBUS INCENTIVE PLAN

2005 STOCK INCENTIVE PLAN
(Full title of plans)

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Stewart Wang, Chief Executive Officer
c/o Taitron Components Incorporated
28040 West Harrison Parkway

Valencia, CA 91355
(Name and address of agent for service)

(661) 257-6060
(Telephone number, including area code, of agent for service)

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Copy to:

John J. McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 21st Floor

Sherman Oaks, California 91403

(818) 444-4500

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Explanatory Note

Taitron Components Incorporated, or the Company, hereby amends the following Registration Statements on Form S-8 to withdraw from registration any and all securities of the Company registered thereunder which have not been sold pursuant to such Registration Statements:

1.	Registration Statement on Form S-8 (Registration No. 333-237650), filed on April 10, 2020; and

2.	Registration Statement on Form S-8 (Registration No. 333-134889), filed on June 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on December 5, 2025.

TAITRON COMPONENTS INCORPORATED

By:	/s/ Stewart Wang
Stewart Wang,
Chief Executive Officer

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